   As filed with the Securities and Exchange Commission on November 6, 1997

                                                       Registration No. 33-59121

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                              -------------------

                           TELE-COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                   84-1260157
   (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                  Identification No.)


                                                     STEPHEN M. BRETT, ESQ.
        5619 DTC PARKWAY                           TELE-COMMUNICATIONS, INC.
  ENGLEWOOD, COLORADO 80111-3000                       TERRACE TOWER II
         (303) 267-5500                                5619 DTC PARKWAY
 (Address, including zip code, and              ENGLEWOOD, COLORADO 80111-3000
  telephone number, including area                      (303) 267-5500
   code, of registrant's principal          (Name, address, including zip code,
        executive offices)                    and telephone number, including
                                              area code, of agent for service)






                    Removal of Securities from Registration
===============================================================================

                    REMOVAL OF SECURITIES FROM REGISTRATION

     Pursuant to undertaking No. 3 of Item 17 of the Registrant's Registration Statement on Form S-3 (File No. 33-59121) (the "Registration Statement"), the Registrant files this Post-Effective Amendment No. 2 to the Registration Statement for the purpose of withdrawing from registration any of the 445,594 shares of the Registrant's Class A Common Stock, par value $1.00 per share (which stock, subsequent to the registration thereof, was redesignated as Tele-Communications, Inc. Series A TCI Group Common Stock), which were previously registered under the Registration Statement and which remain unsold.
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                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and pursuant to Rule 478 under the Securities Act the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on November 6, 1997.

                              TELE-COMMUNICATIONS, INC.


                              By: /s/ Stephen M. Brett
                                  __________________________________
                                  Name:  Stephen M. Brett
                                  Title: Executive Vice President